Exhibit 99.1

Esports Entertainment Group Provides Fiscal Year-End 2023 Business Update

Continues Strategic Restructuring to Optimize Operations;

Reduces Total Liabilities by Over $51 Million Since Beginning of Calendar 2023

Cuts Non-Profitable Operations and Contracts;

Projects Over $4 Million in Annual Savings

Broadens Offerings with Key Partnerships in iGaming and Esports Wagering

St. Julians, Malta–October 16, 2023–Esports Entertainment Group, Inc. (NASDAQ: GMBL) (NASDAQ: GMBLP) (NASDAQ: GMBLW) (NASDAQ: GMBLZ) (“Esports Entertainment” or the “Company”), a leading, global iGaming company and business-to-business (B2B) esports solutions provider, today provided strategic, financial, and operational updates for the fiscal year end June 30, 2023.

“Over recent months, the Company has undertaken a comprehensive examination of our organization, focusing on the anticipated trajectory of the esports and iGaming sectors,” commented Alex Igelman, CEO of Esports Entertainment. “Through this process, we conducted a deep dive into our business from top to bottom and pinpointed operations and contracts that weren’t profitable, leading to decisive actions that have set us up for a promising future. Although the restructuring came with one-time expenses, we are confident that the long-term advantages will significantly outweigh these costs. Moving forward, the Company anticipates a reduction in annual operating expenses of more than $4 million. We have also reduced total liabilities by approximately $51.8 million since January 2023. By focusing resources around core assets, we believe we are establishing a robust foundation for our future. This period of time in the Company’s evolution marks a pivotal shift and new beginning, allowing us to leave behind past barriers and shape a path that maximizes our potential for success, which we believe will drive significant revenue growth and value for our shareholders.”

“Our recent focus has turned towards developing initiatives to further broaden the Company’s esports and iGaming offerings in order to create a comprehensive, end-to-end offering of online betting options to our customers.”

“Building on our recently announced upcoming sportsbook offering, we also recently announced a key partnership with Oddin.gg, a top-tier esports betting solution provider. We plan to integrate Oddin’s cutting-edge iFrame solution into our Idefix iGaming platform, enabling us to supply betting markets for our customers. This anticipated integration, subject to the approval of the Malta Gaming Authority, is targeted for Q1 2024. Expanding our partnership with Oddin.gg marks a significant step forward for Esports Entertainment as it will allow us to provide odds on traditional esports events, such as seasonal, big-name events, annual esports tournaments, as well as short-cycle wagerable events. What sets Oddin.gg apart is their unique combination of proprietary statistical models, unique algorithms, and deep understanding of game nuances and player inclinations, ensuring an unparalleled user experience. Their platform’s capability to anticipate in-game event outcomes and facilitate live, in-game markets provides users with what we believe will be an unparalleled, iGaming and esports betting experience. The integration of Oddin.gg’s advanced esports wagering solution, combined with the addition of Delasport’s sportsbook, provides Esports Entertainment a comprehensive, B2C esports wagering and iGaming ecosystem.”

“At the same time, our wholly owned subsidiary, ggCircuit, entered into a partnership with Ghost Gaming and Skillshot Media to establish a first-of-its-kind Scholastic Esports Innovation Center within the Ghost Gaming HQ lab, dedicated to pioneering research and co-developing cutting-edge technology tailored to the evolving needs of school esports programs.”

“Overall, we believe the Company-wide initiatives we have undertaken this year will place us in a stronger financial position, and at the forefront of the rapidly growing esports wagering market which is poised to grow significantly by 2025. Moreover, the addition of Oddin.gg’s iFrame supports the Company’s global expansion strategies, given Oddin’s established international presence. As a result, I could not be more excited by the outlook for our business.”

Financial Results - Fiscal 2023

●	Revenue totaled $23.0 million for the fiscal year ended June 30, 2023, compared to $58.4 million for the 2022 comparable period
●	Cost of revenue totaled $8.8 million for the fiscal year ended June 30, 2023, a decrease of $15.4 million, or 64%, from $24.2 million in the 2022 fiscal year
●	Sales and marketing expense totaled $5.9 million for the fiscal year ended June 30, 2023, a decrease of $19.8 million, or 77%, compared to $25.7 million in the 2022 fiscal year
●	General and administrative expense totaled $28.9 million for the fiscal year ended June 30, 2023, a decrease of $22.4 million, or 44%, compared to $51.3 million for the 2022 comparable period
●	Net loss for the fiscal year ended June 30, 2023, was $32.3 million, compared to $102.2 million for the 2022 fiscal year

The Company’s complete financial results are available in the Company’s Form 10-K, which has been with the Securities and Exchange Commission and will be available on the Company’s website.

About Esports Entertainment Group

Esports Entertainment Group is a global MGA-licensed, “esports-focused” iGaming B2C operator and a US-focused B2B provider of esports solutions. The Company owns and operates the world’s leading esport venue management system, currently deployed in over 800 global locations, including more than 100 colleges and universities. The Company’s strategy is to capitalize on the multi-billion-dollar market for esports and esports wagering by leveraging its leading position in the industry. The Company is also targeting the rapidly growing market for short-form esports wagerable content, which features competitive, short-cycle head-to-head leagues that are optimized for betting. In addition to its plans to distribute esports content, the Company currently provides B2C-focused wagering through its MGA-licensed suite of brands. For additional information about the Company, please visit www.esportsentertainmentgroup.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements relate to future events or to our strategies, targeted markets, and future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, including the Center serving as a hub for competitive gaming communities, bringing together the brightest minds from all stakeholders to develop bespoke software and hardware solutions that equip both students and educators to thrive in the digital age. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and those discussed in other documents we file with the SEC, including our ability to maintain compliance with Nasdaq Listing Rules and stay listed on Nasdaq, our obligations under our preferred stock outstanding, and our ability to continue as a going concern. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, unless required by law. The safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of such Act.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

Email: GMBL@crescendo-ir.com